Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 15, 2013, relating to the financial statements and financial highlights which appear in the September 30, 2013 Annual Reports to Shareholders of Janus Balanced Fund, Janus Contrarian Fund, Janus Enterprise Fund, Janus Forty Fund, Janus Fund, Janus Growth and Income Fund, Janus Research Fund, Janus Triton Fund, Janus Twenty Fund, Janus Venture Fund, Janus Asia Equity Fund, Janus Emerging Markets Fund, Janus Global Life Sciences Fund , Janus Global Research Fund, Janus Global Select Fund, Janus Global Technology Fund, Janus International Equity Fund, Janus Overseas Fund, Perkins Global Value Fund, Perkins International Value Fund, Janus Preservation Series – Global (formerly named Janus Protected Series – Global), Janus Preservation Series – Growth (formerly named Janus Protected Series – Growth) and Janus Global Real Estate Fund (twenty-three of the funds constituting Janus Investment Fund) which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
January 27, 2014